Q3 FY 2016 Earnings

Prepared Comments and Slides

August 25, 2016

Michael Iburg
Investor Relations
Phone: 408-333-0233
miburg@Brocade.com

Ed Graczyk
Media Relations
Phone: 408-333-1836
egraczyk@Brocade.com

NASDAQ: BRCD

Brocade Q3 FY 2016 Earnings    8/25/2016

Prepared comments provided by Michael Iburg, Investor Relations

Thank you for your interest in Brocade’s Q3 Fiscal 2016 earnings presentation, which includes prepared remarks, cautionary statements and disclosures, slides, and a press release detailing fiscal third quarter 2016 results. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and has been made available on the Brocade Investor Relations website at www.brcd.com. The press release will be issued subsequently via Marketwired.

© 2016 Brocade Communications Systems, Inc.     Page 2 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Cautionary Statements and Disclosures

Please see risk factors on Form 10-Q and Form 10-K filed with the SEC

This presentation, with prepared remarks, contains forward-looking statements including, but not limited to, statements regarding Brocade's financial results, goals, plans, assumptions, strategy, business outlook, revenue, margins, expenses, tax rate, earnings, cash flows, capital expenditures, stock buybacks, inventory, IT spending and prospects. These statements are based on current expectations as of the date of this presentation and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; the impact on Brocade of conditions in the market for Storage Area Networking products; Brocade's ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade's ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade's international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. These and other risks are set forth in more detail in Brocade's Form 10-Q for the fiscal quarter ended April 30, 2016, and in Brocade's Annual Report on Form 10-K for the fiscal year ended October 31, 2015. Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

In addition, this presentation may include various third-party estimates regarding market share and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2016 Brocade Communications Systems, Inc.     Page 3 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Use of Non-GAAP Financial Measures

To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. The most directly comparable GAAP information and, for historical information, a reconciliation between the GAAP and non-GAAP amounts is provided in the appendix to this presentation and in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website. In addition, an explanation of the ways in which Brocade's management uses these non-GAAP measures to evaluate its business, the substance behind Brocade's management's decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Brocade's management compensates for those limitations, and the substantive reasons why Brocade's management believes that these non-GAAP measures provide useful information to investors is included in the accompanying press release. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

Brocade does not provide reconciliations of forward-looking non-GAAP financial information because that information is not available without unreasonable efforts. Reconciling these forward-looking non-GAAP financial measures to the most comparable GAAP financial measures would require Brocade to generate forecasts of each component of the reconciliations. This would be a speculative exercise due to the high degree of variability and volatility of certain components, including stock-based compensation expense, acquisition and integration expense, amortization expense associated with acquired intangibles, asset impairment charges, restructuring charges, and tax-related items. and the uncertainty of future events beyond Brocade's reasonable control, which could result in disclosure that would be imprecise and potentially misleading, and would not be possible without unreasonable efforts. The probable significance of each of the foregoing line items is high, as is the variability of these items from one period to another. As a result, it would not be possible to forecast the most comparable GAAP financial measures with any degree of reasonable reliability due to the variability and volatility of these components of the reconciliation.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2016 Brocade Communications Systems, Inc.     Page 4 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Agenda

Prepared comments followed by live Q&A call

Lloyd Carney
CEO

Dan Fairfax
CFO

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Today’s prepared comments include remarks by Lloyd Carney, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at
2:30 p.m. Pacific Time on August 25 at www.brcd.com and will be archived on the Brocade Investor Relations website.

© 2016 Brocade Communications Systems, Inc.     Page 5 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Fiscal 2016: Q3 Overview

Lloyd Carney, CEO

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Lloyd Carney, CEO

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Brocade Q3 FY 2016 Earnings    8/25/2016

Q3 16 Executive Summary

Overall Results

- $591M revenue, up 7% Yr./Yr.
- $0.02 GAAP EPS, down 89% Yr./Yr.
- $0.21 non-GAAP EPS(1), down 21% Yr./Yr.
- 66.5% non-GAAP gross margin(1), down 210 basis points Yr./Yr.
- 19.5% non-GAAP operating margin(1), down 740 basis points Yr./Yr.

Highlights

- Completed acquisition of Ruckus Wireless
- IP Networking revenue above outlook range
    - Strong wireless contribution offset by weakness in U.S. federal market
- SAN revenue within outlook range
- Established strategic joint venture in China
- Continued momentum in new product innovations
- Named a leader in the IHS WLAN scorecard

(1) NON-GAAP, PLEASE SEE GAAP RECONCILIATION IN APPENDIX.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q3 was a productive quarter for Brocade. Against the backdrop of a mixed macro environment, we posted solid results, with total revenue at the high end of our guidance range. In addition, we closed our acquisition of Ruckus Wireless, continued a strong year of new product introductions across our portfolio, and established a strategic joint venture in China with Guiyang High-Tech Industrial Investment Group.

Our SAN business performed in line with the Q3 outlook provided with our Q2 16 results, and we achieved a significant milestone with the launch of the industry’s first Gen 6 Fibre Channel director portfolio, which we have already begun shipping for revenue. Brocade’s continued leadership in Fibre Channel storage provides customers with a robust and long-term technology upgrade path from the industry’s most trusted name in Fibre Channel storage networking. Strong interest in this technology is driving faster development of the Gen 6 partner ecosystem than we have seen in previous generations.

In IP Networking, while sales into the U.S. federal market were below our expectations in Q3, we exceeded our overall revenue outlook largely due to the strong contribution from Ruckus Wireless, following the completion of our acquisition on May 27, 2016.

We are progressing well with the integration, and our sales teams are already working collaboratively to optimize near-term opportunities. We are excited to bring together the full benefits of our combined portfolios for the network edge, data center and service provider markets. Underscoring our synergies, earlier this week Brocade was named a leader in the IHS WLAN scorecard, which cited the strategic benefits of combining Ruckus’s high performance WLAN offering and Brocade’s extensive switching portfolio. As a networking pure-play addressing the core of the data center to the wireless edge, we are well positioned to expand our market reach, diversify our revenue mix, and drive incremental opportunities for growth.

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Brocade Q3 FY 2016 Earnings    8/25/2016

Storage Networking Business Summary

Fibre Channel Leadership

Brocade GEN6 FIBRE CHANNEL

Brocade X6

"Storage networking investments are becoming a critical top priority due to the adoption of high-throughput, solid-state and flash storage… Storage performance bottlenecks are moving out of arrays and into the storage network, so Fibre Channel will remain as the data center storage protocol of choice for the next decade." —*Gartner*

Quarterly Highlights

- Launched industry's first Gen 6 Fibre Channel director family, Brocade X6
- Fibre Channel performance and reliability enhances the benefits of all-flash storage arrays
- Gen 6 market ecosystem developing rapidly
- Announced additional capabilities for the Brocade Analytics Monitoring Platform (AMP)

*SOURCE: GARTNER, "THE FUTURE OF STORAGE PROTOCOLS," JUNE 29, 2016

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q3 was an important quarter for our SAN business as we launched the industry’s first Gen 6 Fibre Channel director, the Brocade X6. This new family of products extends our technology leadership and expands upon our portfolio of Gen 6 solutions, including the Brocade G620 switch that we launched in March.

Widespread enthusiasm for Brocade Fibre Channel Gen 6 technology was echoed in our announcement by more than twenty partners and industry analysts, who affirmed the value of our portfolio and roadmap. Moreover, the rapid development of the Gen 6 ecosystem is a strong indication of market readiness for this technology. Today, three of our OEM partners are shipping our Gen 6 directors, with most others expected to launch within the next several months. Further, by early 2017, several of our partners will have 32 Gbps storage arrays in the market, and HBA vendors are already shipping Gen 6 adapters, a meaningful contrast to the launch of Gen 5 several years ago.

Recent industry reports from Gartner and others confirm our long-standing expectation that Fibre Channel will continue to be the protocol of choice for storage area networks for the foreseeable future. Fibre Channel is generally accepted as the lowest latency and most reliable protocol on the market, and these attributes are more critical than ever as the industry moves to adopt high performance, flash-based storage. Legacy networks and lower performance protocols can produce bottlenecks, minimizing the efficacy and economic benefits of all-flash arrays. Further, today’s faster internal interconnect protocols, such as non-volatile memory express (NVMe), similarly require high-throughput storage networks in order to achieve their optimal performance.

During the quarter, SAN revenue was in line with the Q3 outlook provided with our Q2 16 results, declining 9% year-over-year. Director sales declined primarily due to a longer time to closure for many large deals. This was partially offset by stronger switch sales, which were driven largely by pull-through demand from all-flash array deployments. Overall, our SAN results reflect the sluggish storage environment reported by many of our partners. However, we were encouraged by the early demand for Gen 6 directors from a number of our leading-edge customers.

Finally, this week we announcement new capabilities for the Brocade Analytics Monitoring Platform, which we expect to provide incremental revenue opportunities from our current installed base and provide additional incentive for customers to move to the latest generations of Brocade Fibre Channel technology.

© 2016 Brocade Communications Systems, Inc.     Page 8 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

IP Networking Business Summary

802.11ac Wave 2

Indoor/Outdoor
Wireless Access Points

Ruckus SmartZone
Software Platform

Brocade vADC

Microsoft Azure

Quarterly Highlights

- Strength in indoor and outdoor wireless access points, SmartZone software platform, favorable PPA
- Continued momentum in 802.11ac Wave 2 upgrades
- Organic business sales into enterprise and service provider markets largely within Brocade expectations except:
  - U.S. federal market and E-rate
- Brocade Virtual Application Delivery Controller (vADC) solution available on Microsoft Azure Marketplace

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

We exceeded our fiscal Q3 IP Networking revenue outlook provided with our Q2 results, largely due to the strong contribution from our Ruckus Wireless portfolio, which offset softness in the U.S. federal market.

Ruckus product line strength was primarily driven by better than expected linearity during July, as well as a lower than anticipated adverse revenue impact associated with the purchase accounting-driven fair value adjustments, commonly referred to as purchase price adjustments (PPA), following the completion of our acquisition.

We continued to see increasing demand for the Ruckus ZoneFlex R710 access point, consistent with the emerging industry upgrade cycle to 802.11ac Wave 2. Approximately 15% of our access point revenue came from Wave 2 products in the quarter. In addition, our low-price entry-level R310 802.11ac access point also continues to gain traction. With less than one third of our access point installed base having upgraded to this latest generation today, we believe that this cycle and the growing demand for Wave 2 should continue to provide a long-term growth opportunity.

In terms of the wired IP Networking business, sales into the enterprise and service provider markets came in largely within our expectations. However, weakness in the U.S. federal market in Q3 extended a disappointing year for this vertical. We are hopeful that an improved business environment and our expanded portfolio that now includes wireless solutions will provide greater opportunity in the coming fiscal year. In addition, we saw a decrease in E-rate deal flow, consistent with market commentary relating to funding, timing, and administrative challenges.

During Q3, we were pleased to announce that the Brocade Virtual Application Delivery Controller (vADC) became available on the Microsoft Azure Marketplace, further broadening our market reach. We continue to see active interest in our innovative software technologies from customers that recognize the imperative to transform old, legacy networks to New IP architectures. As a result, our software revenue has continued to grow, however, the market as a whole is not evolving as quickly as we had expected.

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Brocade Q3 FY 2016 Earnings    8/25/2016

IP Networking Portfolio Momentum

Brocade Workflow Composer

Ruckus Cloud Wi-Fi

Ruckus ZoneFlex

Quarterly Highlights

- Strong year for product innovation continues
- Brocade Workflow Composer extends heritage of network automation leadership
- Ruckus Cloud Wi-Fi platform creates groundbreaking management-as-a-service capability
- Ruckus ZoneFlex family expansion expected to support continued faster-than-market growth

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Fiscal 2016 has been a significant year for product innovation, demonstrating the strong execution of our product and technology teams. Over the last several quarters, we have brought to market groundbreaking new products in strategic areas such as IP fabrics, mobility, automation and network visibility.

During Q3, we continued this momentum with the announcement of the Brocade Workflow Composer, a new server-based platform that provides end-to-end automation of cross-functional IT workflows. Furthering Brocade’s long-standing heritage of network automation leadership, this solution enables greater business agility through a DevOps-style solution for IT operational improvement.

In addition, in keeping with Ruckus’s stated 2016 growth initiatives, we are aggressively expanding our portfolio of indoor and outdoor wireless access points. During the quarter, we began shipping two new offerings in the highly successful Ruckus ZoneFlex™ family, the outdoor T710 and mid-range R510. Expansion of this portfolio extends our market reach and provides further opportunity to continue Ruckus’s track record of outpacing market growth.

We also announced the general availability of Ruckus Cloud Wi-Fi, a wireless local area network (WLAN) management-as-a-service offering, powered by the new Ruckus public cloud platform. Leveraging this platform, we expect to deliver integrated solutions that simplify the configuration, monitoring and troubleshooting of both wired and wireless networks.

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Brocade Q3 FY 2016 Earnings    8/25/2016

Summary

- Solid quarter given mixed macroeconomic environment
- Ruckus Wireless integration on track, following Q3 acquisition
- Strong execution of product and technology roadmap
- Continued strategic evolution as a pure-play networking provider for the digital transformation era
- More details to follow at Investor Day, Sept. 21 in New York City

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

In closing, we continue to demonstrate a commitment to market leadership across our portfolio. In storage networking, we have successfully advanced our technology roadmap with the launch of the Brocade Fibre Channel Gen 6 portfolio and additional enhancements to the Brocade Analytics Monitoring Platform. While we are maintaining an appropriately conservative view of the SAN market, we believe that our storage networking business will continue to provide us with long-term revenue opportunity and strong profit contribution.

In IP Networking, we continue to invest strategically, with New IP innovations that are closely aligned with major industry trends. We expect to make additional announcements in our fiscal fourth quarter and believe that we are building a solid foundation for business growth and TAM expansion in the coming years.

Finally, with the successful completion of our acquisition of Ruckus Wireless, we are pleased to welcome this talented and committed team to the Brocade family. Our combined strengths open up new opportunities, and distinguish Brocade as a pure-play networking company for the digital transformation era.

At our Investor Day event on September 21 in New York City, we will provide further details about our progress, take you through our market opportunities, and provide an updated financial model. I encourage you to attend in person or participate virtually and look forward to speaking with you soon.

© 2016 Brocade Communications Systems, Inc.     Page 11 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

BROCADE

Fiscal 2016: Q3 Financials

Dan Fairfax, CFO

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Dan Fairfax, CFO

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Brocade Q3 FY 2016 Earnings    8/25/2016

Key Financial Metrics

	Q3 15	Q4 15	Q1 16	Q2 16	Q3 16	Q3 16 Qtr./Qtr.	Q3 16 Yr./Yr.
Revenue	$552M	$589M	$574M	$523M	$591M	+13%	+7%
SAN product revenue	$309M	$325M	$347M	$297M	$282M	-5%	-9%
IP Networking prod revenue	$154M	$170M	$134M	$132M	$209M	+59%	+36%
Global Services revenue	$89M	$94M	$93M	$95M	$100M	+5%	+13%
Non-GAAP gross margin(1)	68.6%	67.9%	68.8%	68.2%	66.5%	-170 bps	-210 bps
Non-GAAP operating margin(1)	26.9%	25.0%	25.9%	22.4%	19.5%	-290 bps	-740 bps
Non-GAAP EPS—diluted(1)	$0.27	$0.26	$0.29	$0.22	$0.21	-2%	-21%
Operating cash flow	$55M	$180M	$112M	$112M	$28M	-75%	-49%
Adjusted free cash flow(2)	$48M	$172M	$96M	$97M	$2M	-98%	-97%
DSO	33	36	28	36	43	+7 days	+10 days
Inventory Turns (annualized)	18	19	17	18	11	-7 turns	-7 turns

(1) NON-GAAP, PLEASE SEE GAAP RECONCILIATION IN APPENDIX.
(2) ADJUSTED FREE CASH FLOW EXCLUDES THE RECLASSIFICATION OF THE EXCESS TAX BENEFIT FROM STOCK-BASED COMPENSATION.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

On May 27, 2016, Brocade completed the acquisition of Ruckus Wireless, and the results presented here include approximately two months of Ruckus financial results. In addition, our two-year target model provided at last year’s Investor Day did not contemplate the Ruckus acquisition, therefore we have removed it from this page and will provide a new two-year target model at our upcoming Investor Day on September 21, 2016.

Q3 16 revenue of $591M was up 7% Yr./Yr. primarily driven by Ruckus, which achieved higher than expected revenue. This was primarily due to better than expected linearity during July and lower than expected PPA. SAN product revenue declined 9% Yr./Yr., but was above the midpoint of our outlook range. IP Networking product revenue increased 36% Yr./Yr. primarily due to strong Ruckus Wireless revenue offset by weaker sales to U.S. federal customers.

Non-GAAP gross margin was 66.5% in Q3 16, down 210 basis points year-over-year due to lower SAN revenue, customer mix, and deferred revenue PPA, which lowered Ruckus’s services revenue. Non-GAAP operating margin was 19.5% in Q3 16, down 740 basis points from Q3 15 primarily due to higher operating expenses and lower gross margin.

Q3 16 non-GAAP diluted EPS was $0.21, down 21% year-over-year. Although down year-over-year, non-GAAP EPS exceeded our outlook of $0.14 - $0.17 due to higher revenue, higher operating margins, a lower non-GAAP tax rate, and a lower than anticipated share count due to aggressive share repurchases in the quarter.

Operating cash flow and adjusted free cash flow were below the Brocade-only outlook ranges of $45-55M and $25-35M, respectively, primarily due to payments made related to the Ruckus acquisition and DSOs extending out by 7 days sequentially.

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Brocade Q3 FY 2016 Earnings    8/25/2016

Total SAN Business Revenue

Product and Global Services Split

Millions ($)
$361.5
$52.1
$309.5
$380.0
$55.1
$324.9
$401.6
$54.6
$347.1
$351.3
$54.6
$296.6
$337.8
$55.7
$282.1
Global Services
Products
Q3 15
Q4 15
Q1 16
Q2 16
Q3 16

Product Split Detail

Millions ($)
$309.5
$28.2
$145.2
$136.0
$324.9
$34.9
$140.9
$149.1
$347.1
$34.8
$163.0
$149.2
$296.6
$26.1
$139.5
$131.1
$282.1
$28.1
$148.9
$105.1
Server
Switch
Director
Q3 15
Q4 15
Q1 16
Q2 16
Q3 16

NOTE: ABOVE GLOBAL SERVICES REVENUE INCLUDES ONLY SAN-BASED SUPPORT AND SERVICES

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Revenue from our total SAN business, including products and SAN-based support and services, in Q3 16 was $338M, down 7% from Q3 15 as overall product revenue was down 9% and global services revenue was up 7%.

Our SAN product revenue was $282M in the quarter, down 9% Yr./Yr., as director revenue decreased 23%, while fixed switch revenue increased 3% and embedded server revenue was flat. The SAN product revenue decline reflects sluggish storage demand across most partners and geographies as well as the longer time to closure for many large director deals.

During the quarter we experienced encouraging interest in our newly launched Gen 6 directors and, as of today, three of our OEM partners have qualified the platform, and most others are expected to do so over the next several months.

SAN-based global services revenue was $56M, up 7% Yr./Yr. due to several large catch-up renewals in the quarter.

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Brocade Q3 FY 2016 Earnings    8/25/2016

Total IP Networking Business Revenue

Product and Global Services Split

Millions ($)
$190.3
$36.5
$153.7
$208.8
$39.0
$169.9
$172.6
$38.5
$134.1
$172.0
$40.5
$131.6
$252.9
$44.1
$208.9
Global Services
Products
Q3 15
Q4 15
Q1 16
Q2 16
Q3 16

Product Split Detail

Millions ($)
$153.7
$47.4
$106.3
$169.9
$50.7
$119.2
$134.1
$40.8
$93.3
$131.6
$40.8
$90.8
$208.9
$40.8
$168.1
Routing
Switch/ Wireless
Q3 15
Q4 15
Q1 16
Q2 16
Q3 16

NOTE: ABOVE GLOBAL SERVICES REVENUE INCLUDES ONLY IP NETWORKING-BASED SUPPORT AND SERVICES. RUCKUS WIRELESS PRODUCT REVENUE OF $73.1M HAS BEEN INCLUDED IN ETHERNET SWITCH. IN ADDITION, RUCKUS SUPPORT REVENUE OF $4.7M HAS BEEN INCLUDED IN GLOBAL SERVICES

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Revenue from our total IP Networking business, including products and IP-based support and services, was $253M, up 33% Yr./Yr., primarily due to the acquisition of Ruckus Wireless, which contributed a total of $78M in the quarter.

Q3 16 IP Networking product revenue was $209M, up 36% Yr./Yr. Ruckus product revenue in the quarter was $73M, above our outlook range primarily due to better than expected linearity during July and lower than expected impact from the deferred revenue PPA. Ruckus’s strength was primarily driven by healthy product demand for indoor and outdoor wireless access points and managed services platforms.

Excluding Ruckus revenue, Brocade IP Networking product revenue was $136M, below the outlook range of $141M to $150M, due primarily to lower than anticipated sales to the U.S. federal market. From a product perspective, Ethernet switches sales were down 10% year-over-year primarily due to lower U.S. federal sales, and router sales were down 14% year-over-year due primarily to lower service provider sales.

IP-based Global Services revenue was $44M, up 21% Yr./Yr., primarily due to incremental service volume from Ruckus of $5M, which was below the historical run-rate due to the deferred revenue PPA, and represents the inclusion of approximately two months of Ruckus service revenue.

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Brocade Q3 FY 2016 Earnings    8/25/2016

Brocade Q4 2016 Assumptions and Outlook

Planning Assumptions

Brocade product revenue
- Expect SAN to be up 1% to up 4% Qtr./Qtr.
- Expect IP Networking to be up 17% to up 22% Qtr./Qtr.

Global Services
- Expect revenue to be up 1% to up 2% Qtr./Qtr.

Other P&L items
- Expect Non-GAAP tax rate of 22.0%-24.0%

OEM SAN inventory
- Expect range of 1 to 2 weeks of supply

Outlook	Q4 2016
Revenue range	$630M–$650M
Non-GAAP gross margin(1)	66.5%–67.5%
Non-GAAP operating expenses(1)	47.0%–47.5%
Non-GAAP operating margin(1)	19.0%–20.5%
Other income/other expense	~($11M)
Non-GAAP tax rate(1)	22.0%–24.0%
Fully diluted shares outstanding	410M–414M
Non-GAAP EPS(1)	$0.21–$0.23
Operating cash flow	$140M–$160M
Capital expenditures	~$20M
Adjusted free cash flow(2)	$120M–$140M

(1) Q4 16 outlook amounts presented on a non-GAAP basis have been calculated assuming the same type of adjustments to GAAP amounts are made in Q4 16 as in Q3 16. However, due to the high variability and low visibility with respect to the amounts of those Q4 16 adjustments, a reconciliation of those non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort.

(2) Adjusted free cash flow excludes the reclassification of the excess tax benefits from stock-based compensation.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

The outlook provided on this page is for the combined company incorporating Ruckus Wireless.

For Q4 16, we have set the following outlook:

•	For Q4 16, we expect SAN product revenue to be up 1% to 4% Qtr./Qtr. as we expect a seasonal improvement in our SAN revenue although not as strong as we typically experience.

•	We expect Q4 16 IP Networking product revenue to be up 17% to 22% Qtr./Qtr. as we will have a full quarter of wireless revenue and anticipate a partial recovery in our U.S. federal revenue.

•	We expect our Global Services revenue to be up 1% to 2% Qtr./Qtr.

•
We expect Q4 16 non-GAAP gross margin to be between 66.5% to 67.5%, and non-GAAP operating margin to be between 19.0% and 20.5%, primarily due to higher spending as we include three months of Ruckus operating expenses and lower gross margins due to the expected mix of SAN and IP revenues.

•	Operating cash flow is expected to be in the range of $140M - $160M in fiscal Q4 16. We expect DSOs to be in the high-30’s to low-40s for the next several quarters.

•
At the end of Q3 16, OEM SAN inventory dollars were down 4% year-over-year and was approximately 1.8 weeks of supply based on SAN business revenue. We expect inventory to be between one to two weeks in Q4 16.

© 2016 Brocade Communications Systems, Inc.     Page 16 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Prepared Comments & Live Conference Call

August 25, 2016, 2:30–3:30 PM PT

Lloyd Carney
CEO

Dan Fairfax
CFO

Ken Cheng
CTO & SVP of Corporate Development and Emerging Business

Jason Nolet
SVP of Switching, Routing, and Analytics Products Group

Jeff Lindholm
SVP of Worldwide Sales

Jack Rondoni
VP of Storage Networking

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Michael Iburg, Investor Relations

That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on August 25, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

© 2016 Brocade Communications Systems, Inc.     Page 17 of 23

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Appendix

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2016 Brocade Communications Systems, Inc.     Page 18 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Quarterly Net Income GAAP/Non-GAAP Reconciliation

(In $1,000s, except per share amounts)	Q3 15	Q4 15	Q1 16	Q2 16	Q3 16
Net income on a GAAP basis	$91,667	$84,388	$93,646	$43,085	$10,495
Gross margin adjustments:					
Stock-based compensation	3,955	3,189	2,905	3,531	5,965
Amortization of acquired intangibles	2,549	2,598	3,154	3,193	8,922
Purchase accounting adjustments to inventory	–	–	–	–	20,775
Total gross margin adjustments	6,504	5,787	6,059	6,724	35,662
Operating expense adjustments:					
Stock-based compensation	20,482	20,745	21,139	21,258	38,678
Amortization of acquired intangibles	889	902	902	902	5,498
Acquisition and integration costs	789	809	–	5,757	14,868
Restructuring and other related benefits	–	(41)	(566)	–	–
Total operating expense adjustments	22,160	22,415	21,475	27,917	59,044
Total operating income adjustments	28,664	28,202	27,534	34,641	94,706
Convertible debt interest	3,684	3,730	3,776	3,824	3,871
Effects of certain intercompany transactions on the tax provision	–	–	–	13,670	7,436
Income tax effect of non-GAAP adjustments	(9,494)	(8,363)	(5,770)	(6,329)	(24,506)
Non-GAAP net income	$114,521	$107,957	$119,186	$88,891	$92,002
GAAP **net income per share—basic**	$0.22	$0.20	$0.23	$0.11	$0.02
Total impact on net income per share—basic from non-GAAP adjustments	0.05	0.06	0.06	0.11	0.20
Non-GAAP net income per share—basic	$0.27	$0.26	$0.29	$0.22	$0.22
GAAP net income per share—diluted	$0.21	$0.20	$0.23	$0.11	$0.02
Total impact on net income per share—diluted from non-GAAP adjustments	0.06	0.06	0.06	0.11	0.19
Non-GAAP net income per share—diluted	$0.27	$0.26	$0.29	$0.22	$0.21
Shares used in GAAP and non-GAAP per share calculation—basic	417,299	414,769	407,902	400,554	426,671
Shares used in GAAP and non-GAAP per share calculation—diluted	427,518	422,315	415,085	408,748	434,416

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2016 Brocade Communications Systems, Inc.     Page 19 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Quarterly Gross Margin and Operating Income GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q3 15	Q4 15	Q1 16	Q2 16	Q3 16
GAAP gross margin	$371,904	$394,277	$388,815	$350,311	$356,899
Total gross margin adjustments	6,504	5,787	6,059	6,724	35,662
Non-GAAP gross margin	$378,408	$400,064	$394,874	$357,035	$392,561
GAAP gross margin, as a percentage of total net revenues	67.4%	67.0%	67.7%	66.9%	60.4%
Non-GAAP gross margin, as a percentage of total net revenues	68.6%	67.9%	68.8%	68.2%	66.5%
GAAP operating income	$119,849	$119,221	$120,966	$82,665	$20,594
Total operating income adjustments	28,664	28,202	27,534	34,641	94,706
Non-GAAP operating income	$148,513	$147,423	$148,500	$117,306	$115,300
GAAP operating income, as a percentage of total net revenues	21.7%	20.2%	21.1%	15.8%	3.5%
Non-GAAP operating income, as a percentage of total net revenues	26.9%	25.0%	25.9%	22.4%	19.5%

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

Additional Financial Information:

	Q3 15	Q2 16	Q3 16
GAAP product gross margin	68.9%	69.1%	61.6%
Non-GAAP product gross margin	69.8%	70.2%	68.2%

GAAP services gross margin	59.7%	57.1%	54.5%
Non-GAAP services gross margin	62.3%	59.3%	58.0%

Actual and Forecasted Purchase Accounting Adjustments:

	Q3 16 Actual		Q4 16 Fcst		Q1 17 Fcst		Q2 17 Fcst		Q3 17 Fcst		Q4 17 Fcst
Inventory (1)	$(21	)M	$(19	)M	$—		$—		$—		$—
Revenue (2)	$(6	)M	$(2	)M	$(2	)M	$(1	)M	$(1	)M	$(1	)M
(1) Gross margin impact of purchase accounting adjustments to inventory (excluded from non-GAAP results).
(2) Gross margin impact of purchase accounting adjustments to deferred revenue (included in non-GAAP results).

© 2016 Brocade Communications Systems, Inc.     Page 20 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Quarterly Adjusted Free Cash Flow Reconciliation

(In $1,000s)	Q3 15	Q4 15	Q1 16	Q2 16	Q3 16
Net cash provided by operating activities	$54,965	$180,267	$112,200	$112,432	$28,274
Less: capital expenditures	(19,051)	(15,601)	(23,839)	(18,586)	(17,385)
Free cash flow	35,914	164,666	88,361	93,846	10,889
Add: excess tax benefits (detriments) from stock-based compensation	12,411	6,962	7,352	3,635	(9,209)
Adjusted free cash flow (1)	$48,325	$171,628	$95,713	$97,481	$1,680

(1) **Adjusted free cash flow includes** the impact on U.S. taxes payable of the excess tax benefits from stock-based compensation.

We started to be subjected to the U.S. federal alternative minimum tax as we have fully utilized our available operating NOLs and began to use the pool of excess tax benefits from stock-based compensation to reduce our U.S. taxes payable. The benefit from operating NOLs is reflected in operating cash flows while the excess tax benefits from stock-based compensation is reflected as a reclass out of the operating cash flows and into the financing cash flows in our Statement of Cash Flows. As of the end of Q3 16, we have excess tax benefits from stock-based compensation available to reduce approximately $75M of future U.S. taxes payable.

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2016 Brocade Communications Systems, Inc.     Page 21 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Quarterly Effective Tax Rate Reconciliation

	Q3 15	Q4 15	Q1 16	Q2 16	Q3 16
GAAP effective tax rate	**17.4%**	**23.6%**	**16.2%**	**41.6%**	(20.8%)
Tax impact from effects of certain intercompany transactions on the tax provision	–	–	–	(38.7%)	(15.2%)
Tax impact from non-GAAP adjustments	2.7%	0.6%	0.5%	17.9%	50.2%
Non-GAAP effective tax rate	**20.1%**	**24.2%**	**16.7%**	**20.8%**	**14.2%**

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2016 Brocade Communications Systems, Inc.     Page 22 of 23

Brocade Q3 FY 2016 Earnings    8/25/2016

Thank you

© 2016 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2016 Brocade Communications Systems, Inc.     Page 23 of 23